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                                  EXHIBIT 10.46
                                   EMPLOYMENT
                          CONFIDENTIALITY / NON-COMPETE
                                    AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into by and between WRP Corporation, 500 Park Boulevard, Suite 1260, Itasca, Illinois (hereinafter "WRPC"), and Alan E. Zeffer, with Social Security Number ###-##-#### (hereinafter "Executive") (collectively the "Parties"), and is intended to set forth the terms, conditions, rights, duties, responsibilities, and obligations of the Parties regarding the employment of Executive by WRPC ("Employment Agreement" or "Agreement").

IT IS RECOMMENDED THAT EXECUTIVE SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT.

In consideration for the hire, retention and employment of Executive by WRPC, the Parties mutually agree as follows:

1.0 DEFINITIONS. In this Agreement the following words shall have the following meanings:

         1.1 "Document" shall mean and intend any writing, report, bid, presentation, plan, prospectus, proposal, contract, agreement, document, memorandum, announcement, letter, facsimile, telex, e-mail, notice, note, advertisement, brochure, handout, specification, order, invoice, receipt, schedule, list, database, compilation, matrix, chart, graph, sketch, design, drawing, picture, photograph, mock-up, packaging, formula, process, and/or plan, whether in original form or a copy, whether alphanumerical or graphical, and however created or stored, which concerns, involves, refers to, or relates to WRPC, WRPC's products, WRPC's business, operations, plans, or activities, or WRPC's customers, clients, vendors, partners, affiliates, parents, subsidiaries, divisions, business associates, consultants, or contractors, in any way, manner, or form whatsoever. The term "Document" shall also intend and include any diskette, CD, hard-drive, videotape, audiotape, or any other medium or device for storing information.

         1.2 "Work Product" shall mean and intend any Document, or other item, that was developed, produced, created, drafted, conceived-of, worked-on, or assembled, at any time and in any location, in whole or in part by Executive, as a consequence of or through Executive's employment with WRPC.

         1.3 "Confidential Information" shall mean and intend any proprietary, privileged, private, classified, confidential, or industry sensitive information, knowledge, know-how, or idea, not generally known or readily available to the general public, which concerns, involves, relates to, refers to, or belongs to WRPC, WRPC's products, WRPC's business, operations, plans, or activities, or WRPC's customers, clients, vendors, partners, affiliates, parents, subsidiaries, divisions, business associates, consultants, or contractors, whether in oral, printed, written, alphanumerical, graphical, electronic, or other form, and however and whenever obtained or discovered, including Documents, Work Product, and trade secrets. "Confidential Information" shall also include any and all information which could afford any person, company, business,




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organization, or other entity, any kind of competitive advantage over WRPC, or otherwise adversely affect WRPC, its affiliates, parents, or subsidiaries.

2.0 AGREEMENT WRPC hereby agrees to hire and employ Executive, and Executive hereby agrees to become employed by WRPC, in the capacity and position of Chief Financial Officer, Vice President Finance and Operations of WRPC and its wholly owned subsidiary American Health Products Corporation ("AHPC") upon the terms and conditions hereinafter set forth ("Employment").

3.0 EFFECTIVE DATE AND TERM. This Agreement shall become effective on October 1, 2001, which shall also be Executive's start date, and shall continue in full force and effect for a period of twelve (12) months, automatically renewing for additional one (1) year terms, unless terminated in accordance with the terms of this Agreement.

4.0 SERVICES In furtherance of Executive's employment by WRPC, Executive shall perform any and all services, duties, assignments, tasks, and responsibilities required of Executive as set forth in this Agreement, as well as any tasks, assignments, and services that are reasonable and/or customary for Executive's position, and any other services, duties, and assignments that the Chief Executive Officer of WRPC ("CEO"), and the Chairman of the Board of Directors of WRPC ("Chairman"), may request from time to time ("Services").

         4.1 Executive shall supervise and direct all financial and operating departments of WRPC and AHPC, subject at all times to the general supervision and direction of the CEO, and Chairman.

5.0 COMPENSATION. For all Services rendered under this Agreement, Executive shall be paid and compensated an annual base salary of one hundred and forty thousand dollars only ($140,000), payable in twenty-four (24) equal semi-monthly installments.

         5.1 WRPC is under no obligation whatsoever to offer or provide Executive any compensation, payment, bonus, fringe benefit, perk, award, or privilege ("Bonus") that is not already offered as part of this Agreement. Any Bonus that WRPC, in its sole discretion, may offer to Executive shall in no way be construed as a continuing or repetitive Bonus, and such Bonus shall not form a part of this Agreement, regardless of what such Bonus shall be called or the reason for offering the Bonus to Executive, unless a duly authorized executive officer of WRPC expressly provides in writing that such Bonus shall become an integral part of this Agreement.

         5.2 As an employee of WRPC, Executive shall be entitled to receive any benefits that WRPC offers to all of its employees, subject at all times to the terms and conditions of such benefits, or as otherwise required by law. As an executive prerequisite, Executive shall receive at least three (3) weeks of vacation per fiscal year until Executive's employee vesting schedule exceeds three (3) weeks, whereupon the vesting schedule shall dictate the vacation term.

6.0 EXPENSES WRPC shall reimburse Executive for any reasonable and necessary out-of-pocket expenses that Executive may incur from time to time in connection with the performance of the Services under this Agreement. Where applicable, reimbursement shall be subject to the WRPC Travel and Expense Policy.


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7.0 NASDAQ BONUS, INCENTIVE BONUS AND STOCK OPTIONS. Nasdaq Bonus: As a result of the Company retaining its Nasdaq listing, the Executive shall receive a bonus of twenty thousand dollars ($20,000), payable upon acceptance of this agreement. Incentive BONUS: Executive shall be eligible to receive an annual bonus incentive equivalent to twenty five percent (25%) of the Executive's annual base salary. The incentive bonus shall be based upon achievement of the Executive's goals and objectives as evidenced by the attached MBOs. The Incentive Bonus shall be payable fifty percent (50%) in cash and fifty percent (50%) in stock options. The incentive bonus is subject to the approval of the WRPC Compensation Committee. Stock Options: Executive shall receive WRPC stock options at such times and in such amounts as the WRPC Compensation Committee shall, in its sole discretion, determine to be appropriate and suitable, subject at all times to the terms and conditions of WRPC's Stock Option Plan.

8.0 OTHER BENEFITS. In addition to all other compensation Executive may receive under this Agreement, Executive shall receive the following benefits, (1) reasonable housing expenses, not to exceed $1,200.00, and (2) an automobile allowance of four hundred dollars only ($400.00) per month.

         8.1 Nothing contained in this Agreement shall prevent Executive and WRPC from mutually agreeing to amend, modify, or supplement any benefits offered to Executive as part of this Agreement, which amendments, modifications, or supplements must be in writing and duly signed by both parties.

9.0 WORKING HOURS. Executive agrees to report to work at WRPC's offices in Itasca, Illinois, Monday through Friday for a forty (40) hour workweek, during WRPC's normal business hours of 8:00am to 5:00pm, or such other hours as Executive and Executive's supervisor may agree upon. Notwithstanding the above, Executive shall work such hours that are required to satisfactorily perform all Services.

         9.1 Executive acknowledges and understands that Executive may be required to travel from time to time for varying lengths of time as part of Executive's Services.

10.0 STATUS AND TERMINATION. Executive hereby acknowledges that Executive is an "employee-at-will," and that both Executive and WRPC have the absolute right to terminate Executive's Employment and this Agreement at any time with or without cause upon three (3) months notice to the other party, subject at all times to the terms of Termination. This Section shall be subordinate to Clause 4.0, Review.

         10.1 Notwithstanding the three (3) month notice period, or the twelve
(12) month review period, , WRPC may immediately terminate this Agreement if Executive breaches the terms of Confidentiality (Section 13), Non-Solicitation (Sections 16 and 17), Non-Competition (Section (18), violates any Federal, State, or local laws, or otherwise violates WRPC's policies, rules, and regulations, subject at all times to the terms and conditions of such policies, rules, and regulations.

11.0 TERMS OF TERMINATION. Upon the termination of this Employment Agreement for any reason or no reason whatsoever, the Parties shall have the following obligations:



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         11.1 WRPC shall pay Executive up to the effective date of termination, and provide Executive with any other benefits and compensation as required by this Agreement or the law.

         11.2 Executive shall abide by the terms of Confidentiality (Section
13), Non-Competition (Sections 16 & 17), Non-Solicitation (Section 18), and Return of Property (Section 15), as detailed in this Agreement.

12.0 AGREEMENT OF CONFIDENTIALITY. During and after the term of Executive's Employment with WRPC, Executive hereby agrees to maintain in absolute confidence, and not to disclose or divulge to any person, company, business, organization, or other entity whatsoever, in whole or in part, directly or indirectly, any Confidential Information, except as permitted herein. This clause shall survive the termination of this Agreement.

         12.1 Executive understands and acknowledges that Executive may only divulge certain expressly authorized and permitted Confidential Information in the furtherance of Executive's duties for WRPC, when necessary, and at all times in good faith, with discretion, and in the best interests of WRPC.

13.0 PROPERTY. Executive understands and acknowledges that at all times, any and all Documents, Work Product, Confidential Information, and other WRPC property, including, but not limited to, intellectual property, domain names, memberships, tickets, products, samples, supplies, equipment, computers, machinery, furniture, and any and all materials or other items that Executive may acquire as a consequence of or through Executive's employment with WRPC (hereinafter "Property"), shall at all times remain the sole and absolute property of WRPC, and Executive hereby waives and relinquishes in favor of WRPC, any and all right, title, and interest that Executive may gain in and to such Property.

14.0 RETURN OF PROPERTY. Upon the expiration or termination of Executive's employment with WRPC, or at any other time at the request of WRPC, Executive will immediately deliver to WRPC, any and all Documents, Work Product, Confidential Information, and other Property, without retaining any copies, reproductions, or samples whatsoever. This clause shall survive the termination of this Agreement.

         14.1 Executive shall, at the request of, and at complete cost to WRPC, assist WRPC in bringing any Property into the possession, control, and/or ownership of WRPC.

         14.2 Executive hereby agrees not to withhold the return of any Property for any reason whatsoever, including withholding the same as security for any sums allegedly due Executive by WRPC, or in the event of any other contest between Executive and WRPC. This clause shall survive the termination of this Agreement.



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         14.3 Where Executive does not cooperate with WRPC in the return of property, any and all legal, professional, and administrative fees and costs that WRPC may incur in enforcing clause 15, the Return of Property, shall be fully reimbursed by Executive, which fees and costs WRPC shall have the right to deduct from any sums that may be due Executive by WRPC.

15.0 NONSOLICITATION (CLIENTS). Executive hereby affirms that during the term of Executive's Employment with WRPC, and for a period of two (2) years thereafter, Executive will not solicit or encourage, either directly or indirectly, any customers, clients, accounts, vendors, partners, or business associates of WRPC, to either terminate their relationship with WRPC or compete with WRPC. This clause shall survive the termination of this Agreement.

         15.1 Executive hereby acknowledges and agrees that any and all clients, customers, accounts, or contacts that Executive may develop as a consequence of or through Executive's Employment with WRPC ("Accounts"), are strictly for and on account of WRPC, and are in no way personal to Executive. These Accounts shall at all times remain the absolute property of WRPC. Executive hereby waives in favor of WRPC any and all right, title, and interests that Executive may gain in and to said Accounts.

16.0 NONSOLICITATION (EMPLOYEES). Executive hereby affirms that, during the term of Executive's employment with WRPC, and for a period of one (1) year thereafter, Executive will not solicit or encourage, either directly or indirectly, any employees of WRPC to terminate their employment with WRPC or compete with WRPC. This Section shall survive the termination of this Agreement.

17.0 COMPETITIVE EMPLOYMENT. Executive hereby affirms, that during the term of Executive's employment with WRPC, and for a period of one (1) year thereafter, Executive will not, without the express written consent of an executive officer of WRPC, engage in any employment, business, work, or consulting activity, competitive with WRPC, regardless of whether Executive is compensated for such activity, regardless of what such activity is called or named, and regardless of where such activity is performed. WRPC shall not unreasonably withhold its consent to allow Executive to engage in activities that may be competitive with WRPC. This clause shall survive the termination of this Agreement.

18.0 NO CONFLICTING OBLIGATIONS. Executive hereby affirms, that Executive is not a party to any other agreement or arrangement that will interfere or conflict with Employees full compliance with this Agreement, or with the full performance of Executive's Services under this Agreement. Executive agrees not to enter into any agreement or arrangement, whether written or oral, in conflict with this Agreement.

         18.1 Executive is free to engage in any activities that do not conflict with this Agreement, compete with WRPC, or interfere with Executive's performance of the Services, provided that such activities are disclosed to and expressly approved by the CEO. Executive is currently engaged in the business activities identified in the attached letter.



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19.0 PROFESSIONALISM: At all times Executive shall perform any and all Services and represent WRPC in a competent, professional, and ethical manner, in compliance with all federal, state, and local laws, regulations, and ordinances.

20.0 SPECIFIC PERFORMANCE. Executive understands and acknowledges that a breach by Executive of any of the promises, conditions, or terms of this Agreement will result in irreparable and continuing damage to WRPC for which there may be no adequate remedy at law, and for which WRPC shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper, including monetary damages.

21.0 WAIVER. The waiver by WRPC of a breach of any provision of this Agreement by Executive, will not operate or be construed as a continuing waiver, or a waiver of any further or subsequent breach by Executive, and WRPC may at any time fully enforce it's rights under this Agreement.

22.0 SEVERABILITY. If any part of this Agreement is found to be invalid, illegal, or unenforceable by a court of competent jurisdiction, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

23.0 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, including jurisdiction and choice of law provisions, and matters of construction, validity, performance, and intent. Executive hereby consents to the personal jurisdiction of the federal and state courts situated in Cook County, Illinois.

24.0 ASSIGNMENT. Executive may not assign this Agreement without WRPC's prior written consent. This Agreement may be freely assigned by WRPC. The rights and obligations of WRPC under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of WRPC.

25.0 NOTICES. Any legal or official notices sent pursuant to this Agreement shall be delivered via hand, certified letter or express mail; if to WRPC, to WRPC's head office in Itasca, Illinois, and if to Executive, to Executive's mailing address on file with WRPC's Human Resources department. Any notices shall be deemed delivered two (2) business days after mailing.

26.0 MODIFICATION. Any modification or amendment to this Agreement must be in writing and duly signed by both Parties.

27.0 SURVIVAL Any term, clause, section, or provision of this Agreement intended to survive this Agreement shall survive this Agreement.

28.0 ENTIRE AGREEMENT. This Agreement and any duly executed and authorized attachments, or amendments constitutes the entire agreement by and between the Parties hereto, relating to the subject matter hereto and supersedes any and all other prior or simultaneous representations, discussions, agreements, or arrangements by and between the parties, whether oral or written.




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         28.1 Any and all duly authorized company policies, procedures, rules, regulations, mandates, or directives, which now exist or which WRPC may adopt and implement from time to time, shall form a part of this Agreement.

29.0 CONSENT. EXECUTIVE HEREBY ACKNOWLEDGES AND AFFIRMS THAT EXECUTIVE HAS THOROUGHLY READ THIS AGREEMENT AND FULLY UNDERSTANDS THE TERMS, CONDITIONS, INTENT AND SCOPE OF THIS AGREEMENT. EXECUTIVE FURTHER AFFIRMS THAT ANY AND ALL QUESTIONS OR CONCERNS THAT EXECUTIVE MAY HAVE HAD ABOUT THIS AGREEMENT, OR EXECUTIVE'S RIGHTS, RESPONSIBILITIES, RESTRICTIONS, AND OBLIGATIONS, HAVE BEEN FULLY EXPLAINED TO EXECUTIVE, TO EXECUTIVE'S FULL AND FINAL SATISFACTION. EXECUTIVE FREELY EXECUTES THIS AGREEMENT WITH FULL CONSENT AND IN GOOD FAITH.

IT IS RECOMMENDED THAT EXECUTIVE SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective
Date:

EXECUTIVE:                                  WRP CORPORATION:




--------------------------------            -------------------------------
Alan E. Zeffer                              Lew Kwong Ann
SSN:  ###-##-####                           CEO and Chairman



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